EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form S-1 of our report dated November 29, 2013, relating to the financial statements of Compliance & Risk Management Solutions, Inc., and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Rosenberg, Rich, Baker, Berman & Company

Somerset, New Jersey
January 16, 2014